Exhibit 5.1

[WILSON SONSINI GOODRICH & ROSATI, P.C. LETTERHEAD]

March 19, 2013

Pacific Biosciences of California, Inc.

1380 Willow Road

Menlo Park, California 94025

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 (the “Registration Statement”), filed by Pacific Biosciences of California, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) in connection with the registration pursuant to the Securities Act of 1933, as amended (the “Act”), of 5,500,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) initially issuable upon exercise of certain outstanding warrants (the “Warrants”). We understand that the shares of Common Stock are to be sold as described in the Registration Statement and the prospectus contained therein.

We have reviewed such instruments, documents, certificates and records that we have deemed necessary or appropriate for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies, the legal capacity of all natural persons, and the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon information obtained from public officials, officers and other representatives of the Company and other sources believed by us to be reliable.

Based on the foregoing, and subject to the qualifications set forth below, we are of the opinion that the shares of Common Stock have been duly authorized and, when issued upon exercise and payment of the exercise price thereof, in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

We express no opinion as to the laws of any state or other jurisdiction, other than the Federal laws of the United States of America and the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the reference to our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit.

Sincerely,

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati, P.C.